United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 8, 2015

Date of Report (date of earliest event reported)

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

UTi Worldwide Inc., (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on June 8, 2015 in the Company’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA. At the Annual Meeting, the Company’s shareholders voted to elect the Company’s three director nominees for class “C” directors and to approve proposals regarding the UTi Worldwide 2015 Long-Term Incentive Plan (the “2015 LTIP”), the UTi Worldwide Executive Cash Bonus Plan (the “Executive Cash Bonus Plan”), the Company’s advisory vote on executive compensation and the ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2016. For additional information regarding the Annual Meeting, see Item 5.07 below.

With respect to the 2015 LTIP and the Executive Cash Bonus Plan, each such plan was previously approved by the board of directors of the Company (the “Board of Directors”), subject to shareholder approval at the Annual Meeting. The following summaries of the 2015 LTIP and the Executive Cash Bonus Plan are qualified in their entirety by reference to the full texts of the plans which were previously filed with the Securities and Exchange Commission (the “Commission”) as Appendix A and Appendix B, respectively, to the Company’s definitive proxy statement filed with the Commission on May 13, 2015.

Summary of the 2015 LTIP

The purpose of the 2015 LTIP is to (a) enhance the Company’s ability to attract highly qualified personnel; (b) strengthen the Company’s retention capabilities; (c) enhance the long-term performance and competitiveness of the Company; and (d) align the interests of award recipients with the interests of the Company’s shareholders. Under the 2015 LTIP, 6,000,000 of the Company’s ordinary shares, no par value (the “Ordinary Shares”) are available for issuance, subject to adjustment as provided for in the 2015 LTIP. In addition, Ordinary Shares that are currently subject to awards under the Company’s 2009 Long-Term Incentive Plan but are not issued due to a forfeiture, cancellation or other settlement thereof will be added to the reserve of Ordinary Shares available for issuance pursuant to the 2015 LTIP.

Awards under the 2015 LTIP may take the form of stock options (including “incentive stock options” to employees of the Company and certain affiliates), stock appreciation rights (“SARs”), restricted shares, restricted share units, unrestricted shares, deferred share units, and performance-based awards. Employees, directors, consultants and prospective employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2015 LTIP. Under the 2015 LTIP, however, during any calendar year no participant may receive stock options or SARs under the 2015 LTIP that relate to more than 10% of the Ordinary Shares issuable under the 2015 LTIP, and the maximum performance-based award that any one participant may earn in any one performance period is $5,000,000 if settled in cash (or 1,000,000 Ordinary Shares if settled in Ordinary Shares). The maximum value of Ordinary Shares that may be subject to an award granted under the 2015 LTIP to a non-employee director in any one fiscal year is $250,000.

The Compensation Committee of the Board of Directors or its successor will administer the 2015 LTIP unless otherwise determined by the Board of Directors. As administrator of the 2015 LTIP, the Compensation Committee has express authority to determine the recipients of awards, the number of Ordinary Shares, units or dollars to be covered by each award, and the terms and conditions of awards, and has broad discretion to prescribe, amend and rescind rules relating to the 2015 LTIP and its administration and to interpret, construe and otherwise administer the 2015 LTIP and all award agreements. Within the limits of the 2015 LTIP, the Committee may grant waivers applicable to awards and accelerate the vesting of awards, and may modify or amend awards and exercise such powers as the Committee deems necessary to promote the interests of the Company. The Board of Directors may amend or terminate the 2015 LTIP as it deems advisable subject to certain amendments requiring shareholder approval. The Committee shall equitably adjust the number of Ordinary Shares covered by each award and the number of Ordinary Shares covered by the 2015 LTIP but as to which no awards have yet been granted, to reflect any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of Ordinary Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of payment or consideration by the Company.

A more detailed summary description of the 2015 LTIP may be found in the Company’s proxy statement filed with the Commission on May 13, 2015 under the heading “Approval of the UTi Worldwide Inc. 2015 Long-Term Incentive Plan (Proposal 2) — Summary of the 2015 LTIP.”

Summary of the Executive Cash Bonus Plan

The purposes of the Executive Cash Bonus Plan are to motivate executives by tying compensation to performance, to reward exceptional performance that supports overall Company objectives and to attract and retain top-performing employees. The Compensation Committee (or such other committee later designated by the Board of Directors) will administer the Executive Cash Bonus Plan and will interpret and determine all questions pertaining to the Executive Cash Bonus Plan and take any action it deems necessary or advisable for the proper administration of the Executive Cash Bonus Plan.

Subject to the terms of the Executive Cash Bonus Plan, the Compensation Committee has the sole discretion to determine the amounts, terms and conditions of each award, as well as the employees and executives of the Company or of any subsidiary of the Company who are eligible to receive awards under the Executive Cash Bonus Plan. With respect to any fiscal year, however, the maximum amount payable to a participant under an award is $5,000,000.

Subject to the terms of the Executive Cash Bonus Plan, the Compensation Committee has complete discretion over determining the performance period for measuring performance and the performance measures to be achieved during the applicable performance period. The performance periods and goals may differ from participant to participant. The Compensation Committee has the authority to grant awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) as well as awards which are not intended to qualify as “performance-based compensation” within the meaning of Section 162(m). The Compensation Committee may amend or terminate the Executive Cash Bonus Plan as it shall deem advisable subject to certain amendments requiring shareholder approval.

A more detailed summary description of the Executive Cash Bonus Plan may be found in the Company’s proxy statement filed with the Commission on May 13, 2015 under the heading “Approval of the UTi Worldwide Inc. Executive Cash Bonus Plan (Proposal 3) — Summary of the Executive Cash Bonus Plan.”

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, holders of the Company’s ordinary shares were entitled to one vote per share and holders of the Company’s convertible preference shares were entitled to the number of votes equal to the number of ordinary shares which could have been issued had the convertible preference shares been convertible on the record date. Holders of the Company’s ordinary shares and convertible preference shares voted together, as a single class, on all matters (including the election of directors) submitted to a vote of shareholders at the Annual Meeting. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1 – Election of Directors

At the Annual Meeting, all three of the Company’s nominees as listed in the Company’s proxy statement were elected. Accordingly, the following individuals were elected as class “C” directors to serve a three year term and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brian D. Belchers	80,065,603	26,943,767	3,271,923	2,640,366
Roger I. MacFarlane	106,803,794	3,474,031	3,468	2,640,366
Joshua D. Paulson	109,012,339	1,263,886	5,068	2,640,366

Proposal 2 – Approval of the UTi Worldwide Inc. 2015 Long-Term Incentive Plan

At the Annual Meeting the Company’s shareholders approved the UTi Worldwide Inc. 2015 Long-Term Incentive Plan. The UTi Worldwide Inc. 2015 Long-Term Incentive Plan is more thoroughly described in Item 5.02 above, which description is incorporated herein by reference. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,266,862	26,042,367	3,972,064	2,640,366

Proposal 3 – Approval of the UTi Worldwide Inc. Executive Cash Bonus Plan

At the Annual Meeting the Company’s shareholders approved the UTi Worldwide Inc. Executive Cash Bonus Plan. The UTi Worldwide Inc. Executive Cash Bonus Plan is more thoroughly described in Item 5.02 above, which description is incorporated herein by reference. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,319,714	1,949,852	11,727	2,640,366

Proposal 4 – Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and narrative discussion following the Compensation Discussion and Analysis. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,010,804	1,260,510	9,979	2,640,366

Proposal 5 – Ratification of the Appointment of Independent Registered Public Accountants

At the Annual Meeting, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2016 was ratified by the Company’s shareholders. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,485,192	2,435,633	834	0

Item 9.01	Financial Statements and Exhibits.

The exhibit index on the page immediately following the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: June 11, 2015	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	UTi Worldwide Inc. 2015 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission on May 13, 2015)

10.2	UTi Worldwide Inc. Executive Cash Bonus Plan (incorporated by reference to Appendix B to the Company’s proxy statement filed with the Securities and Exchange Commission on May 13, 2015)